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                                                                    EXHIBIT 4.1

                                     [LOGO]

August 23, 1999
                                                 -------------------------------
                                                 Arthur Andersen LLP


Office of the Chief Accountant                   -------------------------------
Securities and Exchange Commission               633 West Fifth Street
450 Fifth Street, N.W.                           Los Angeles, CA 90071-2008
Washington, D.C. 20549                           213 614 6500



Dear Sir/Madam:

We have read the one paragraph of Item 4 included in the Form 8-K dated August 23, 1999 of Consolidated Capital of North America, Inc. to be filed with the Securities and Exchange Commission. We agree with the statement made in paragraph one of Item 4 with regards to our resignation. However, we have no basis to agree or disagree with the statement regarding non-appointment of a new independent accountant.

Very truly yours,

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Copy to: Mr. Paul Bagley, Consolidated Capital of North America, Inc.